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                          EXHIBIT 24

                      POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Peter H. Kelley, Ronald J. Endres, Dennis K. Morgan and David J. Kvapil, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and revocation, to act in any capacity for such person and in such person's name, place and stead in executing the Registration Statement on Form S-8 and any amendments thereto, and filing said Registration Statement, together with all exhibits thereto and any other documents connected therewith, with the Securities and Exchange Commission for the purpose of registering the additional shares of Southern Union common stock to be eligible for grant under the Southern Union Company 1992 Long-Term Stock Incentive Plan.

Dated: August 9, 1999


JOHN E. BRENNAN                GEORGE L. LINDEMANN
---------------                -------------------
John E. Brennan                George L. Lindemann



FRANK W. DENIUS                ROGER J. PEARSON
---------------                ----------------
Frank W. Denius                Roger J. Pearson



AARON I. FLEISCHMAN            GEORGE ROUNTREE, III
-------------------            --------------------
Aaron I. Fleischman            George Rountree, III



PETER H. KELLEY                DAN K. WASSONG
---------------                --------------
Peter H. Kelley                Dan K. Wassong



ADAM M. LINDEMANN              KURT A. GITTER, M.D.
-----------------              --------------------
Adam M. Lindemann              Kurt A. Gitter